Exhibit 99.2

                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

   Check this box if no longer subject to
   Section 16:                                      [ ]

   Name and Address:                                Oracle Associates, LLC
                                                    200 Greenwich Avenue,
                                                    3rd Floor
                                                    Greenwich, CT 06830

   Issuer and Ticker Symbol:                        Mediware Information
                                                    Systems, Inc. (MEDW)

   Date of Earliest Transaction:                    ---

   Relationship to Issuer:                          10% Owner

   Designated Filer:                                Larry N. Feinberg

   TABLE I INFORMATION
   Title of Security:                               Common Stock
   Transaction Date:                                ---
   Transaction Code:                                ---
   Securities Disposed:                             ---
   Acquired or Disposed:                            ---
   Ownership Form:                                  I
   Amount Beneficially Owned After Transaction      962,300
   Nature of Indirect Beneficial Ownership          (3)


   Signature:                                       ORACLE ASSOCIATES, LLC


                                                    By: /s/ Larry N. Feinberg
                                                        ------------------------
                                                        Name:  Larry N. Feinberg
                                                        Title: Managing Member

    Date:                                           August 26, 2005